Exhibit 99.1

        Horizon Health Announces Fourth Quarter and Fiscal 2006 Results

    LEWISVILLE, Texas--(BUSINESS WIRE)--Nov. 9, 2006--Horizon Health Corporation (NASDAQ:HORC) today announced financial results for the fourth quarter and year ended August 31, 2006. For the fourth quarter, revenues increased 33.7% to $75.7 million compared with revenues of $56.6 million for the same quarter in the previous year. Income from continuing operations increased to $3.5 million, or $0.23 per diluted share, compared with a loss from continuing operations of $223,000, or $0.01 per diluted share, for the same quarter in the previous year. Net income increased $8.0 million between the periods.

    For the year ended August 31, 2006, revenues increased 32.6% to $275.0 million compared with revenues of $207.4 million for the previous year. Income from continuing operations increased 38.6% to $12.1 million, or $0.79 per diluted share, compared with income from continuing operations of $8.7 million, or $0.66 per diluted share, for the previous fiscal year. Diluted shares used in computing earnings per share increased 15.8% between the periods, primarily as a result of the secondary stock offering completed in March 2005.

    Mr. Ken Newman, Chairman and Chief Executive Officer of Horizon Health, said, "The Company accomplished significant growth in fiscal 2006, which occurred through the acquisition of ten behavioral health facilities during the year. These acquisitions increased revenues for our hospital services group to $158.3 million, or 58% of consolidated revenues. For fiscal 2007, we will continue our strategy of expanding the number of licensed beds through acquisition and/or expansion."

    A listen-only simulcast and a 30-day replay of Horizon's fourth quarter and fiscal year results call will be available online on November 10, 2006, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.earnings.com.

    Horizon Health is an owner of behavioral healthcare facilities and a leading manager of clinical services for acute care hospitals and employers.

    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.



                            HORIZON HEALTH
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                   (Unaudited)
                                Three Months Ended  Fiscal Year Ended
                                    August 31,         August 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------
Revenues                         $75,686  $56,589  $274,961  $207,392

Cost of services                  57,064   46,661   211,096   160,032
Selling, general and
 administrative                    6,173    6,276    26,605    23,220
Provision for doubtful accounts    2,547    2,294     6,256     4,382
Impairment loss on building          ---    1,015       ---     1,015
Depreciation and amortization      1,617    1,002     5,529     3,387
                                --------- -------- --------- ---------

Operating income (loss)            8,285     (659)   25,475    15,356

Interest expense (net of
 interest and other income)       (2,263)      10    (5,196)   (1,298)
                                --------- -------- --------- ---------

Income (loss) before income
 taxes, minority interest and
 discontinued operations           6,022     (649)   20,279    14,058
Income tax provision               2,375     (411)    7,976     5,332
Minority interest, net               141      (15)      188       (15)
                                --------- -------- --------- ---------

Income (loss) from continuing
 operations                        3,506     (223)   12,115     8,741

Income (loss) from discontinued
operations, net                       42   (4,180)        7    (3,590)
                                --------- -------- --------- ---------

Net income (loss)                 $3,548  $(4,403)  $12,122    $5,151
                                ========= ======== ========= =========

Basic earnings (loss) per common
 share
     Continuing operations         $0.24   $(0.02)    $0.81     $0.68
     Discontinued operations         ---    (0.28)      ---     (0.28)
                                --------- -------- --------- ---------
                                   $0.24   $(0.30)    $0.81     $0.40
                                ========= ======== ========= =========

Diluted earnings (loss) per
 common share
     Continuing operations         $0.23   $(0.01)    $0.79     $0.66
     Discontinued operations         ---    (0.28)      ---     (0.27)
                                --------- -------- --------- ---------
                                   $0.23   $(0.29)    $0.79     $0.39
                                ========= ======== ========= =========

Weighted average shares
 outstanding
      Basic                       15,033   14,843    14,974    12,829
                                ========= ======== ========= =========

      Diluted                     15,359   15,424    15,408    13,306
                                ========= ======== ========= =========




                            HORIZON HEALTH
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Thousands)

                                                 August 31, August 31,
                                                    2006       2005
                                                 ---------- ----------
Cash                                                $3,043     $8,098
Accounts receivable (net)                           40,856     28,876
Other current assets                                20,524     15,710
                                                 ---------- ----------
Total current assets                                64,423     52,684
Property and equipment (net)                       100,189     51,698
Goodwill and other intangible assets (net)         150,600     81,084
Other long-term assets                               2,428      1,752
                                                 ---------- ----------
Total assets                                      $317,640   $187,218
                                                 ========== ==========

Current liabilities                                $35,982    $33,194
Other liabilities                                    4,106      4,002
Long-term debt                                     105,935        ---
Deferred taxes                                       8,108      3,036
                                                 ---------- ----------
Total liabilities                                  154,131     40,232
Minority interest                                    4,053      3,865
Stockholders' equity                               159,456    143,121
                                                 ---------- ----------
Total liabilities and stockholders' equity        $317,640   $187,218
                                                 ========== ==========


    During the quarter and year ended August 31, 2005, the Company incurred approximately $3.1 and $4.0 million in after tax non-recurring restructuring charges for the EAP Services group. The following schedule removes the after tax non-recurring charges from the quarter and year ended August 31, 2005 results.



  Fourth Quarter and Fiscal 2005 Adjusted for Non-recurring Charges
                 (In millions, except per share data)

                              Three Months Ended  Twelve Months Ended
                                  August 31,           August 31,
                              ------------------- --------------------
                                2006      2005       2006      2005
                                Actual   Adjusted   Actual    Adjusted
                              --------- --------- ---------- ---------
Revenues                         $75.7     $56.6     $275.0    $207.4
Operating income                   8.3       4.5       25.5      22.0
Income from continuing
 operations                        3.5       2.9       12.1      12.8
Net income                        $3.5      $3.1      $12.1     $13.6
                              ========= ========= ========== =========

Diluted EPS - continuing
 operations                      $0.23     $0.19      $0.79     $0.96
Diluted EPS - discontinued
 operations                        ---      0.01        ---      0.06
                              --------- --------- ---------- ---------
Diluted EPS                      $0.23     $0.20      $0.79     $1.02
                              ========= ========= ========== =========




                            HORIZON HEALTH
         RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
                        TO EBITDA AND EBITDAR
                             (Unaudited)
                            (In thousands)

                                Three Months Ended  Fiscal Year Ended
                                    August 31,          August 31,
                                ------------------  ------------------
                                  2006      2005      2006     2005
                                ---------- -------  --------- --------
Income (loss) from continuing
 operations                        $3,506   $(223)   $12,115   $8,741
Minority interest (net)               141     (15)       188      (15)
Provision for income taxes          2,375    (411)     7,976    5,332
Interest expense (net of
 interest and other income)         2,263     (10)     5,196    1,298
Impairment loss on building           ---   1,015        ---    1,015
Depreciation and amortization       1,617   1,002      5,529    3,387
                                ---------- -------  --------- --------
EBITDA                              9,902   1,358     31,004   19,758
Rent                                1,257   2,313      3,585    4,695
                                ---------- -------  --------- --------
EBITDAR                           $11,159  $3,671    $34,589  $24,453
                                ========== =======  ========= ========




                            HORIZON HEALTH
                       SUMMARY STATISTICAL DATA

                                Three Months Ended  Fiscal Year Ended
                                    August 31,          August 31,
                                ------------------  ------------------
                                  2006     2005     2006 (1)  2005 (2)
                                --------- --------  --------- --------
Owned/Leased Freestanding
 Behavioral Health Hospitals:
Net revenues (in thousands)      $47,517  $23,179   $158,333  $60,578
Number of facilities in
 operation at period end              14        5         14        5
Licensed beds                      1,546      833      1,546      833
Weighted average available beds    1,391      534      1,108      363
Patient days                      94,026   36,418    299,797  100,396
Admissions                         5,604    2,807     18,984    6,745
Average length of stay              16.8     13.0       15.8     14.9
Revenue per patient day             $505     $636       $528     $603
Occupancy based on weighted
 average available beds             73.5%    74.1%      74.1%    75.8%
EBITDA margin (3)                   14.7%     8.9%      13.1%    14.5%
EBITDAR margin (3)                  16.0%    10.7%      14.5%    16.2%

Same Facility Results:
Net revenues (in thousands)      $14,397   $8,360    $36,162  $35,347
Number of facilities at period
 end                                   3        2          2        2
Licensed beds                        424      264        264      264
Weighted average available beds      357      241        241      241
Patient days                      22,950   16,793     70,509   70,282
Admissions                         1,436      732      3,288    3,231
Average length of stay              16.0     22.9       21.4     21.8
Revenue per patient day             $627     $498       $513     $503
Occupancy based on weighted
 average available beds             69.9%    75.7%      80.2%    79.9%
EBITDA margin (3)                   20.0%    16.5%      26.1%    19.7%
EBITDAR margin (3)                  22.1%    17.7%      26.6%    20.6%

EAP Covered lives (in thousands)                       4,464    4,244

Number of contract locations
 (4):
Contract locations in operation                          107      123
Contract locations signed &
 unopened                                                  9       12
                                                    --------- --------
Total contract locations                                 116      135
                                                    ========= ========




(1) During fiscal year 2006, the Company operated the Copper Hills Youth Center for eight months, Kingwood Pines Hospital for seven and a half months, six Focus/Lighthouse facilities for seven months, and the Focus Healthcare of Delaware facility for five months. All other facilities were operated for the full year.
(2) In fiscal year 2005, the Company operated Michiana Behavioral Health Center and Poplar Springs Hospital for the full year, Laurelwood Hospital for eight months, Friends Hospital for two months, and River Park Hospital for one month.
(3) The calculation of EBITDA and EBITDAR for the Hospital Services Division presented above does not include an allocation for corporate overhead expenses. For the three months ended August 31, 2006 and 2005 and the fiscal years ended August 31, 2006 and 2005, EBITDA and EBITDAR are calculated as follows:




                                  Three Months Ended Fiscal Year Ended
                                      August 31,        August 31,
                                  ------------------ -----------------
                                    2006      2005     2006     2005
                                  ---------- ------- --------- -------
EBITDA                               $5,996  $1,662   $18,131  $7,928
Hospital division overhead              971     411     2,617     883
                                  ---------- ------- --------- -------
Adjusted EBITDA                       6,967   2,073    20,748   8,811
Rent                                    621     404     2,150   1,023
                                  ---------- ------- --------- -------
EBITDAR                              $7,588  $2,477   $22,898  $9,834
                                  ========== ======= ========= =======




(4) Includes only the Company's behavioral health and physical rehabilitation management contracts.

    CONTACT: Horizon Health Corporation
             John Pitts, 972-420-8222
             Executive Vice President and
             Chief Financial Officer